EX-99.10(A)

Consent of Sutherland Asbill & Brennan LLP

Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                            Washington, D.C.  20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                 March 26, 2002


The Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York  10017-3206

                  Re:      TIAA-CREF Life Insurance Company
                           Registration Statement on Form N-4
                           File Nos. 333-46414 and 811-08963
                           ---------------------------------

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 1 to the above-referenced registration statement on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP

                                                 By: /s/ Steven B. Boehm
                                                     -------------------
                                                     Steven B. Boehm



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